CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 25, 2022, relating to the financial statements and financial highlights, which appears in PIMCO Municipal Income Fund II’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 10, 2022